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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12
CROMPTON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Crompton Corporation 199 Benson Road Middlebury, CT 06749 Robert L. Wood Chairman, President, and Chief Executive Officer

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Crompton Corporation to be held at 11:15 a.m. on Tuesday, April 26, 2005, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

        This year you are asked to elect two directors, to approve the 2005 Crompton Corporation Short-Term Incentive Plan and to ratify the Board of Directors' selection of an independent auditor for the fiscal year ending December 31, 2005. Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and Proxy Statement on the following pages.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. Alternatively, you may choose to vote by telephone or via the Internet in accordance with the instructions found on your proxy card.

        The Company's fiscal year 2004 Annual Report is being mailed to stockholders herewith, but it is not part of the proxy solicitation material.

Respectfully yours,

Robert L. Wood Chairman, President, and Chief Executive Officer

March 29, 2005

CROMPTON CORPORATION
199 Benson Road, Middlebury, CT 06749
Notice of 2005 Annual Meeting of Stockholders
Tuesday, April 26, 2005
11:15 a.m. Eastern Time
Sheraton Stamford Hotel
2701 Summer Street
Stamford, Connecticut
AGENDA

  1.
  To elect two directors for a term of three years expiring at the 2008 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

  2.
  To approve the 2005 Crompton Corporation Short-Term Incentive Plan to enable compensation paid under the Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code;

  3.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for 2005; and

  4.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on February 25, 2005 are entitled to notice of the annual meeting and may vote at the meeting and any adjournment thereof.

        We urge you to date, sign and return the enclosed proxy promptly whether or not you plan to attend the annual meeting. You may also vote by telephone or via the Internet in accordance with the instructions found on your proxy card. If you attend the meeting, you may vote your shares in person, if you wish.

By Order of the Board of Directors,

Barry J. Shainman Secretary

March 29, 2005

TABLE OF CONTENTS

Proxy Statement	1
About the Meeting	1
Election of Two Directors	4
Board of Directors	5
Corporate Governance	8
Principal Holders of Voting Securities	12
Security Ownership of Management	13
Report of the Organization, Compensation and Governance Committee	14
Report of the Audit Committee	19
Performance Graph	21
Officers' and Directors' Compensation	23
Approval of the 2005 Crompton Corporation Short-Term Incentive Plan	31
Approval of Selection of Independent Auditor	34
Section 16(a) Beneficial Ownership Reporting Compliance	34
Communications with the Board of Directors	35
Mailings to Stockholders	35
Other Matters	36
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or the "Board of Directors") of Crompton Corporation (the "Company") for use at the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held at 11:15 a.m. on April 26, 2005, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut, and at any adjournment thereof.

        The Company's annual report for the fiscal year ended December 31, 2004, accompanies this Proxy Statement. The annual report is not proxy soliciting material, nor is it incorporated herein by reference.

        This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 29, 2005.

ABOUT THE MEETING

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company's stockholders will be asked to vote on the matters listed in the accompanying notice of annual meeting, namely:
* the election of Messrs. Robert A. Fox and Robert L. Wood as directors;
* the approval of the 2005 Crompton Corporation Short-Term Incentive Plan; and
* the ratification of KPMG LLP as the Company's independent auditors for 2005.

Stockholders will also transact such other business that may properly come before the meeting. The Company's management will be present at the meeting to report on the Company's performance during 2004 and will answer stockholder questions.

Q:	Who is entitled to vote?
A:
Stockholders as of the close of business on the record date, February 25, 2005, are entitled to vote their shares of the Company's common stock. Each outstanding share of common stock is entitled to one vote. At the close of business on the record date, there were 117,185,760 shares of the Company's common stock outstanding. The Company has no other voting securities issued and outstanding.

Q:	How many shares must be present to hold the meeting?
A:
A quorum must be present at the meeting for business to be conducted. A quorum is reached when there are present at the meeting, in person or by proxy, the holders of a majority of the shares of the Company's common stock outstanding on the record date. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the item voted upon. Broker non-votes will be included for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote, and thus, they will not affect the outcome of any proposal.

Q:	What if a quorum is not present at the meeting?
A:
If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:

* You may vote by mail if you complete, sign and date the accompanying proxy card and return it in the prepaid envelope. Your shares will be voted confidentially and in accordance with your instructions;
* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

* You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in "street name" who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	How many votes does it take to approve the items to be voted upon?
A:
Directors are elected by a plurality of votes. This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors. The affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the meeting is needed to approve the 2005 Crompton Corporation Short-Term Incentive Plan and to ratify the selection of KPMG LLP as the Company's independent auditors for 2005.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.

Q:	Who will count the votes?
A:	The Company's transfer agent, Mellon Investor Services LLC, will tabulate and certify the votes and act as inspector of election at the meeting.

Q:	How are shares in the Crompton Employee Savings Plan, Crompton Employee Stock Ownership Plan, Crompton Employee Stock Purchase Plan and Crompton Dividend Reinvestment Plan voted?
A:
The shares of Company common stock held by the trustee under the Crompton Employee Savings Plan and the Crompton Employee Stock Ownership Plan and in each employee's account under the Crompton Employee Stock Purchase Plan and Crompton Dividend Reinvestment Plan will be voted according to each employee's voting instructions. If no instructions are received, the shares in the Crompton Employee Savings Plan, Crompton Employee Stock Ownership Plan and Crompton Employee Stock Purchase Plan will not be voted while an individual's shares in the Crompton Dividend Reinvestment Plan will be voted in the same manner that such person's shares held of record are voted.

Q:	Who is soliciting my vote and who pays the cost?
A:
The Company has retained Mellon Investor Services LLC to assist in the distribution of proxy materials and the solicitation of votes for a fee of $5,000, excluding out-of-pocket expenses. The Company will pay the entire cost of the solicitation and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Company stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation.

Q:	When are the year 2006 stockholder proposals due?
A:
If a stockholder wants a proposal to be included in the Company's proxy statement for the 2006 annual meeting of stockholders, the proposal, in writing and addressed to the Company's Secretary, must be received by the Company no later than November 28, 2005. If a stockholder wishes to recommend nominees to the Board of Directors, or to bring other business before the 2006 annual meeting, the proposal, in writing and addressed to the Company's Secretary, must be received by the Company no later than January 27, 2006, or not later than ten days after notice of the date of the 2006 annual meeting is given to stockholders, whichever date is earlier.

Q:	What other information about the Company is available?
A:
Interested parties may request a copy of the Company's Annual Report on Form 10-K and our quarterly financial news releases by fax or through the mail. This and other important information about the Company is also available on our web site at www.cromptoncorp.com.

ELECTION OF TWO DIRECTORS

        The By-laws of the Company provide for a board of directors divided into three classes. Directors of one class are elected each year for a term of three years. There are currently seven directors in office, two of whom are standing for election as Class II directors whose term will expire at the 2008 annual meeting, three of whom are Class I directors whose term will expire at the 2007 annual meeting, and two of whom are Class III directors whose term will expire at the 2006 annual meeting.

        The Board has nominated the two persons named below to serve as Class II directors whose term will expire at the 2008 annual meeting and until their respective successors are elected and have qualified. The Class II nominees are members of the present Board who have served as directors since the respective dates set forth after their names. The two nominees and all of the incumbent directors have previously been elected by the stockholders, except for Mr. Robert L. Wood who was appointed by the Board of Directors to fill a board vacancy on January 12, 2004. If either of the nominees is not available, which is an event not anticipated, the proxies will be voted for the other nominee and for a substitute if any is designated by the Board of Directors.

BOARD OF DIRECTORS

Nominees For Director

Class II (to serve until the annual meeting of stockholders in 2008)

Robert A. Fox, 67, is the Managing General Partner of Fox Investments L.P., a private investment management company, Reno, NV, and Chairman of AgriCapital Advisors, an advisory board to AgriCapital Corporation, a New York, NY-based firm providing banking, financing and consulting services to the agriculture industry. He is former President and Chief Executive Officer of Foster Farms, a privately held, integrated poultry company, Livingston, CA. Mr. Fox has been a director of the Company, or a predecessor company, since 1990. He also serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., the New Perspective Fund and the New World Fund, Inc. He also serves as a trustee of the Euro-Pacific Growth Fund.

Robert L. Wood, 50, is President and Chief Executive Officer of the Company since January 2004 and Chairman since April 2004. Previously, Mr. Wood served for 27 years with The Dow Chemical Company, Midland, MI, in a variety of executive capacities, most recently as business group President for Thermosets and Dow Automotive. He also serves as a director of Praxair, Inc. and the Jarden Corporation and is past Chairman of the Board of Big Brothers and Big Sisters of America.

Incumbent Directors

Class III (to serve until the annual meeting of stockholders in 2006)

Roger L. Headrick, 68, is the Managing General Partner of HMCH Ventures, a private investment company, Wayzata, MN and the President and Chief Executive Officer of ProtaTek International, Inc., a biotechnical animal vaccine company, St. Paul, MN. Mr. Headrick is the former President and Chief Executive Officer of the Minnesota Vikings Football Club, Inc., Eden Prairie, MN. Mr. Headrick has been a director of the Company, or a predecessor company, since 1988. He also serves as a director of Caremark Rx, Inc.

Patricia K. Woolf, Ph.D., 70, is a private investor and former Lecturer in the Department of Molecular Biology at Princeton University, Princeton, NJ. Dr. Woolf has been a director of the Company, or a predecessor company, since 1994. She also serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., Smallcap World Fund, Inc., First Energy Corporation and the National Life Holding Co. Dr. Woolf also serves as a trustee of the New Economy Fund.
Class I (to serve until the annual meeting of stockholders in 2007)

Leo I. Higdon, Jr., 58, is the President of the College of Charleston, Charleston, SC. He is the former President of Babson College, Babson Park, MA, and former Dean of the Darden Graduate School of Business Administration of the University of Virginia, Charlottesville, VA. Mr. Higdon is also a former Vice Chairman and member of the Executive Committee of Salomon Brothers, an investment banking firm, New York, NY. Mr. Higdon has been a director of the Company, or a predecessor company, since 1993. He also serves as a director of Newmont Mining Corporation, Eaton Vance Corp. and HealthSouth Corporation.

C. A. (Lance) Piccolo, 64, is President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic health-care consulting firm, Lincolnshire, IL. Prior to the merger of Caremark International Inc. and MedPartners/Mullikin, Inc., he was the Chairman and Chief Executive Officer of Caremark International Inc., a provider of alternate-site health-care services, North Brook, IL. He is former Executive Vice President of Baxter International Inc., a supplier of health-care products, Deerfield, IL. Mr. Piccolo has been a director of the Company, or a predecessor company, since 1988. He also serves as a director and Vice Chairman of the Board of Caremark Rx, Inc. and as a director of Novamed Eyecare, Inc.

Bruce F. Wesson, 62, is President of Galen Associates, a health care venture firm, New York, NY and a General Partner of Galen Partners, L.P., New York, NY. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Incorporated, an investment banking firm, New York, NY. Mr. Wesson has been a director of the Company, or a predecessor company, since 1980. He also serves as Chairman of the Board of QMed, Inc. and as a director of Acura Pharmaceuticals, Inc., Encore Medical Corp. and Daou Systems, Inc.

        The affirmative vote of the holders of a plurality of the shares that are present in person or represented by proxy at the meeting is required to elect directors.

        The Board of Directors recommends a vote FOR the election as directors of the persons named herein, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically withhold authority to vote for any individual nominee.

        The Board of Directors has determined that Messrs. Fox, Headrick, Higdon, Jr., Piccolo and Wesson and Dr. Woolf are independent directors and that no independent director of the Board has a material relationship with the Company. The Company has made this determination pursuant to applicable New York Stock Exchange listing standards. The Board has received a certification from each independent director that neither he or she, nor any member of his or her immediate family, has a relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

CORPORATE GOVERNANCE

Role of the Board of Directors

        The Board of Directors of the Company is elected by the stockholders with the responsibility to oversee and direct the management of the Company so as to enhance stockholder value. The Board works with management to select and approve a corporate philosophy and mission, and in connection therewith the Board reviews, approves and monitors management's strategic and business plans and the Company's financial objectives, plans and actions. The Board approves the Company's material transactions, significant capital allocations and expenditures and measures the performance of management in relation to the performance of peer companies and the specialty chemical industry as a whole. The Board also periodically reviews the performance of the Chief Executive Officer.

        The Board adopts policies of corporate conduct, including compliance with applicable laws and regulations, auditing and accounting principles and financial controls, and the Company's own governing documents. The Board assesses its own effectiveness in fulfilling these and other Board responsibilities and performs such other functions as are prescribed by law or assigned to the Board in the Company's governing documents.

Role of the Organization, Compensation and Governance Committee

        The Organization, Compensation and Governance Committee makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

        The Organization, Compensation and Governance Committee also makes an annual assessment of the performance of the Board, reviews the Board's Corporate Governance Principles, recommends with the advice of an outside compensation consultant the compensation of directors, the Chief Executive Officer and other senior management, and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee assists the Board in providing for orderly succession of the top management of the Company.

Board Meetings Held

        The Board of Directors held five regular meetings and three special meetings during 2004. All of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served in 2004.

Independent Co-Lead Directors

        The Board of Directors appointed Messrs. Roger L. Headrick and C.A. Piccolo as independent co-lead directors in April 2003. Messrs. Headrick and Piccolo preside at the Board's regular executive sessions in which the non-management directors meet without the Chief Executive Officer or management participation.

Board Committees

        The Board has established four committees to assist it in the discharge of its responsibilities. Committee membership is limited to directors who are not employees of the Company.

Committee Membership
Name	Audit	Finance and Pension	Organization, Compensation and Governance	Safety, Health and Environment
Robert A. Fox	x			x
Roger L. Headrick		x	*
Leo I. Higdon, Jr.		*	x
C.A. (Lance) Piccolo	x		x
Bruce F. Wesson	*			x
Patricia K. Woolf	x			*
No. of Mtgs. in 2004	11	4	4	2

*  Chairman of the Committee

        The Audit Committee meets periodically with the Company's management to review the Company's risk assessment and risk management policies and major financial risk exposures and with the independent auditor to review the scope of the annual audit and the policies relating to internal accounting and auditing procedures and controls, provides general oversight with respect to the adequacy and effectiveness of the Company's internal administrative business process and accounting principles employed in the Company's financial reporting, and reviews the Company's quarterly reports on Form 10-Q and annual report on Form 10-K prior to their filing with the Securities and Exchange Commission. The Audit Committee also selects the independent auditor after discussion with the Board, evaluates the auditor's qualifications, independence and performance, has responsibility for approving all audit and non-audit services provided by the independent auditor, considers the possible effect of providing such non-audit services on the auditor's independence, and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee also reviews earnings press releases and financial information and earnings guidance provided to rating agencies, establishes procedures for handling complaints about accounting and auditing matters, and periodically reviews the Company's Code of Business Conduct and Ethics.

        The separately designated standing Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the members of the Audit Committee are listed in the above table.

        The Board of Directors has determined that Mr. Bruce F. Wesson, the Chairman of the Audit Committee, meets the requirements of audit committee financial expert and that Mr. Wesson is independent under applicable NYSE and Securities and Exchange Commission rules.

        The Organization, Compensation and Governance Committee is responsible for the administration of the Company's compensation plans, including approval of the level of compensation for senior executive officers named in the proxy statement and adoption of bonus and deferred compensation plans and arrangements for executive officers. The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and sets his compensation based on this evaluation. The Committee also makes recommendations with respect to the organization, size and composition of the Board, identifies suitable candidates for Board membership and reviews their qualifications, proposes a slate of directors for election by the stockholders at each annual meeting, and assists the Board in providing for orderly succession of the top management of the Company. The Committee makes an annual assessment of the performance of the Board and reviews its Corporate Governance Principles.

        The Finance and Pension Committee has the authority, which it may exercise when the Board is not in session, to approve certain debt financings and reviews and makes recommendations to the Board regarding the issuance or reacquisition of securities, major debt financings, capital expenditures, acquisitions, divestitures and other expenditures, dividend policy, management of pension assets, and risk management policy and strategy.

        The Safety, Health and Environment Committee provides guidance to and oversight of management with respect to safety, health and environmental matters, including the review of the Company's safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans. The Committee also recommends actions and policies that will enable the Company to achieve a high level of safety, health and environmental performance compared with its peers in the chemical industry and to maintain good relations with the Company's neighbors.

Stockholder Recommendations of Director Nominees

        The Organization, Compensation and Governance Committee will consider qualified candidates recommended by stockholders for Board membership in accordance with the procedure set forth in the Company's By-laws. Any stockholder entitled to vote in the election of directors may recommend one or more persons for election as a director at a meeting if written notice of such stockholder's intent to make such recommendation or recommendations has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, whichever is earlier. Notwithstanding the foregoing sentence, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall be considered timely, but only with respect to nominees for new positions created by such increase, if delivered to the Secretary not later than the close of business on the tenth day following the date on which such public announcement is first made by the Company. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the recommendation and of the person or persons to be recommended; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting having a value of at least $1,000 and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or undertakings between the stockholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee recommended by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each recommended nominee to serve as a director of the Company, if so elected. The candidates recommended by stockholders will receive the same consideration that candidates recommended by the Committee will receive.

        The Company's Corporate Governance Principles require that all candidates for Board membership, whether proposed by a stockholder or otherwise, possess the following qualifications: (i) unquestionable personal and professional ethics and integrity; (ii) policy-making experience in business, education, technology or government; (iii) expertise that is useful to the Company and complementary to that of other Board members; (iv) a willingness to serve on the Board for a period of at least several years and to devote the time required to meet the responsibilities and perform the duties of a director, including attendance at all Board and applicable committee meetings; (v) a commitment to represent the best interests of all stockholders and to objectively appraise the performance of the Company and of management; and (vi) involvement only in activities that do not create a conflict with the director's responsibilities to the Company and its stockholders. The Company uses an outside consultant to assist in identifying and evaluating potential nominees to the Board.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following persons were known to the Board of Directors to be the beneficial owner of more than 5% of the Company's outstanding common stock as of January 31, 2005:

	Shares Beneficially
Name and Address			Percent of Class
	Owned
Lord, Abbett & Co.	14,774,114	(1)	12.6%
90 Hudson Street Jersey City, NJ 07302
PEA Capital LLC	7,281,100	(2)	6.2%
1345 Avenue of the Americas New York, NY 10105
OZ Management, L.L.C.	5,997,656	(3)	5.1%
9 West 57th Street New York, NY 10019
Brahman Capital Corp.	5,915,500	(4)	5.0%
320 Madison Avenue New York, NY 10017
(1)
Lord, Abbett & Co. has advised the Company that it has sole voting power and sole dispositive power for 14,774,114 shares.

(2)
PEA Capital LLC has advised the Company that it has sole voting power and sole dispositive power for 7,281,100 shares.

(3)
OZ Management, L.L.C. has advised the Company that it has sole voting power and sole dispositive power for 5,997,656 shares. OZ Management, L.L.C. serves as principal investment manager to various investment funds and discretionary accounts with respect to these shares. Mr. Daniel S. Och is the Senior Managing Member of OZ Management, L.L.C. and as such, he may be deemed to control such entity and therefore may be deemed to be the beneficial owner of these shares.

(4)
Brahman Capital Corp. has advised the Company that it has shared voting and shared dispositive power for 5,915,500 shares, including 3,742,500 shares of which Brahman Management, LLC has shared voting and shared dispositive power. Brahman Capital Corp. and Brahman Management, LLC serve as investment advisors to various investment funds and discretionary accounts with respect to these shares. Messrs. Peter Hochfelder, Robert Sobel and Mitchell Kuflik may be deemed to control such entities and therefore may be deemed to be the beneficial owners of these shares.

SECURITY OWNERSHIP OF
MANAGEMENT

        The directors and the executive officers of the Company have advised the Company that they were directly or indirectly the beneficial owners of outstanding common stock of the Company at the close of business on February 25, 2005, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated. The table also shows the number of shares credited to the individual's account under the Directors Deferred Compensation Plan ("Deferred Compensation Plan"), Directors Restricted Stock Plan ("Restricted Stock Plan"), the Dividend Reinvestment Plan ("DRIP") and stock options exercisable within 60 days of February 25, 2005 ("Exercisable Options").

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock		Exercisable Options	Deferred Compensation Plan	DRIP	Restricted Stock Plan
Robert L. Wood	156,562	(2)	250,000
Robert A. Fox	38,562		80,639	30,600	1,899	20,004
Roger L. Headrick	44,000		80,639	32,929	3,167	21,729
Leo I. Higdon, Jr.	7,154		80,639	25,549	411	8,779
C.A. (Lance) Piccolo	2,400		88,868	24,412	2,381	20,191
Bruce F. Wesson	3,235		73,593	42,414		6,052
Patricia K. Woolf	4,875		80,639	20,950	1,504	12,340
Alfred F. Ingulli	177,036		551,321
Vincent A. Calarco	1,081,350		3,240,000		60,817
Karen R. Osar	44,541	(3)
Myles S. Odaniell	63,603	(4)	22,500
Robert W. Ackley	224,619	(5)	564,000
Directors and Executive Officers as a Group (22 persons)	2,160,480	(6)	6,246,840	176,854	70,783	89,095
(1)
Except as noted below, the executive officers and directors have both sole voting and sole investment power over the shares reflected in this table.

(2)
Includes 1,733 shares held under the Crompton Corporation Employee Stock Ownership Plan (the "ESOP"), and 12,038 shares acquired through the Benefit Equalization Plan Trust (the "BEP").

(3)
Includes 469 shares held under the ESOP.

(4)
Includes 1,804 shares held under the ESOP and 19,268 shares held under the 1998 Long Term Incentive Plan (the "1998 Plan") as to which he has voting but no investment power.

(5)
Includes 3,359 shares held under the ESOP; 50,908 shares held under the 1988 Long Term Incentive Plan (the "1988 Plan") as to which he has voting but no investment power; 51 shares held through the Crompton Corporation Employee Stock Purchase Plan (the "ESPP"); and 2,601 shares owned by his wife as to which he disclaims beneficial ownership.

(6)
Includes 34,161 shares held under the ESOP; 158,775 shares held under the 1988 Plan and 1998 Plan as to which they have voting but no investment power; 37,701 shares held through the BEP; 159 shares held through the ESPP; 8,665 shares held under the Crompton Corporation Savings Plan; and 2,601 shares owned by a wife as to which beneficial ownership is disclaimed. Directors and executive officers as a group are deemed to be the beneficial owner of 7.1% of the outstanding shares of the Company's common stock. Mr. Calarco is deemed to be the beneficial owner of 3.6% of the outstanding shares of the Company's common stock.

REPORT OF THE ORGANIZATION,
COMPENSATION AND GOVERNANCE COMMITTEE

Role of the Organization, Compensation and Governance Committee in Corporate Governance

        The Organization, Compensation and Governance Committee of the Board of Directors (the "Committee") makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

        The Committee makes an annual assessment of the performance of the Board and reviews the Board's Corporate Governance Principles, recommends with the advice of an outside compensation consultant the compensation of directors, the Chief Executive Officer and other senior management, and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee, consisting entirely of outside directors, establishes Company performance goals, base salary pay levels and target annual bonus awards, approves annual bonus payments and establishes and approves long-term incentives for the executive officers of the Company. The Committee assists the Board in providing for the orderly succession in the top management of the Company.

Executive Compensation Philosophy

        The compensation program for the Company's executive officers is administered in accordance with a pay for performance philosophy to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. In addition, a significant portion of each executive officer's compensation is contingent upon the creation of shareholder value.

        The goals of the Company's executive compensation program are to (i) attract and retain talented executives; (ii) motivate executives to deliver strong business results in line with shareholder expectations; (iii) foster and drive a results oriented culture; and (iv) align executive interests with shareholder interests by encouraging executives to earn and own Company stock.

        The compensation of the Company's executive officers comprises cash and equity components and is designed to be competitive and highly leveraged based upon corporate financial performance and shareholder returns. The compensation program targets are at the median (50th percentile) of the competitive market for base salary, annual variable compensation and longer-term variable compensation. The target levels of variable compensation are calibrated with challenging but achievable performance goals. The Committee emphatically believes in differentiation in pay based on performance, for all types of compensation, including individual salary levels, annual variable compensation and longer-term variable compensation. The relationship between pay and performance is leveraged, and an executive officer's performance which significantly exceeds expectations will be rewarded with incentive pay well above competitive levels (i.e., at the 75th percentile or above). Similarly, performance that does not meet the Company's plans or its commitments to its investors, employees or its communities, will reduce incentive payments substantially (i.e., between 50th percentile of target and zero).

        The Committee believes that stock ownership by management and performance compensation plans based on Company stock serves to align the interests of management and other stockholders in the enhancement of shareholder value. To that end, executive officers are encouraged to retain the shares they earn through the compensation programs.

Executive Compensation Practices

        The Committee uses the services of an outside compensation consultant to review the competitiveness of the Company's compensation program. The competitive data is drawn from broad external data and the consultant's database that it considers as an appropriate group of companies against which to compare the Company for compensation purposes. For purposes of shareholder return comparisons elsewhere in this Proxy Statement, the Committee uses an index focused on the Specialty Chemicals industry, based on its belief that an industry index is an appropriate peer group for investment comparisons. The companies chosen for the shareholder return comparisons are not necessarily those represented in the compensation comparator group. The Committee believes that the Company's competitors for executive talent are a broader group of companies and not limited only to the companies in the investment comparison.

Salary

        The Committee reviewed the base salaries of each of the executive officers in comparison to the size adjusted salaries paid for comparable jobs in the comparator group. Generally, the Committee found that the salaries of executive officers were within the competitive salary range as determined by the external compensation consultant. The Committee approved salary adjustments for the executive officers based on their individual performance and their salaries relative to the external market.

Performance Based Compensation

        In 2004, the Company established a five-part plan to further its success. The Company made measurable progress in completing this plan. The Company refinanced its revolving credit facility and other long-term debt and made significant progress in resolving its legal issues relating to antitrust matters. The Company generated improved business results with pricing discipline and improved earnings and cash flow, despite more than $102.8 million in higher raw material and energy costs. The Company continues to restructure its business portfolio to focus resources on our core business. The Company restructured its organization to eliminate work, reduce the number of positions in the Company and centralize functions to improve effectiveness and efficiency. The progress that the Company's management made in improving performance at the Company in 2004 and positioning the business for future performance was recognized by the external market in increasing market capitalization in excess of $500 million during 2004.

        In spite of its progress in resolving business and legal issues, the Company did not fully meet financial and non-financial goals established for 2004 under the 2004 Management Incentive Plan. After consideration, the Committee agreed to fund performance awards based on attainment of individual goals established in the 2004 Management Incentive Plan. On the basis of the overall performance during 2004 in relation to financial and non-financial goals under the 2004 Management Incentive Plan, the Committee separately established a reduced bonus pool of 65% of the original target bonus pool based on the Company's level of attainment of the five-part plan described above. In combination with the 2004 Management Incentive Plan awards, the Committee awarded 2004 annual variable incentives for the executive officers at a range of 0 to 175% of the target. The Committee recognized Mr. Wood's extraordinary leadership and progress in resolving the issues facing the Company with a bonus of $728,000 based on the foregoing considerations.

Equity and Stock Ownership

        The Committee believes that long-term incentives should mainly be in the form of equity, which focuses executives on the total performance of the Company in the eyes of the investors and rewards executives when investors are rewarded. Stock options and restricted stock will be the Company's primary devices for providing equity ownership opportunities and for focusing executives on long-term financial performance. In 2004, the Committee granted stock options and restricted stock to executive officers. The options were granted at the fair market value on the day of grant and will vest one-third in each of November 2005, 2006, and 2007 and have a ten year and one month term. The Committee granted a group of executive officers restricted stock in January 2004. This stock is scheduled to vest 25% in January 2005, 25% in January 2006 and 50% in January 2007. In addition, the Committee granted a group of executive officers restricted stock in November 2004. This stock is scheduled to vest 50% in November 2008 and 50% in November 2009. The second restricted stock grant reduced the number of stock options that would otherwise have been granted at that time.

        The Committee believes it is important that executives be owners of the Company and maintain significant levels of share ownership in the Company. The Company's guidelines support this principle and the Committee will review them periodically to ensure they are appropriate given prevailing marketplace conditions. The Company has adopted stock ownership goals for its executive officers which range from five times the salary for the Chief Executive Officer to two or three times the salary for the remaining officers.

        The Committee will regularly review the group of employees who are eligible to receive annual stock options or other equity grants. The Committee believes that participation in these programs is primarily for executives and other leaders of the business, but the Committee recognizes that it may be appropriate to grant options and restricted stock on a limited basis to reward performance and leadership to other employees or for purposes of attracting or retaining individual employees.

Tax Deductibility of Executive Compensation

        The Committee's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has submitted qualified plans to stockholders, including a plan submitted to stockholders this year; however, the Committee has occasionally taken actions that result in non-deductible compensation and may do so again in the future when it determines that such actions are in the Company's best interests.

        The Committee has included in this Proxy Statement the Crompton 2005 Short-Term Incentive Plan, a plan qualified under Section 162(m) of the Internal Revenue Code and designed to maximize the deductibility of performance-based compensation. An affirmative vote by a majority of the shares having voting power will cause this plan to take effect January 1, 2005.

Compensation of Chief Executive Officer

        The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and annually evaluates the Chief Executive Officer's performance in light of those goals and objectives. In 2004, the base salary, incentive compensation, stock option and restricted stock awards for the Chief Executive Officer were determined by the Board of Directors based on the recommendations of the Committee using the principles outlined above. Mr. Wood received a base salary of $760,001 during 2004. In addition, Mr. Wood received stock options for 500,000 shares and 330,000 shares of restricted stock when he joined the Company in January 2004. Mr. Calarco received $599,036 in salary and accrued vacation pay through June 2004 when he retired from the Company. Mr. Calarco received a bonus in the amount of $89,000 for 2004. Mr. Calarco was not granted equity compensation during 2004.

Organization, Compensation and Governance Committee

        Decisions on compensation of the Company's executive officers are made by the Organization, Compensation and Governance Committee, a committee of the Board of Directors composed of the persons listed below, all of whom are non-employee directors and are independent, as such term is defined in the New York Stock Exchange listing standards. The Committee has retained an independent executive compensation consultant who has access to independent compensation data to evaluate the Company's executive compensation program.

        A copy of the written charter of the Organization, Compensation and Governance Committee is attached as Appendix A to this Proxy Statement. A copy of the charter is also available on the Company's website at www.cromptoncorp.com.

                      Roger L. Headrick, Chairman
                      Leo I. Higdon, Jr.
                      C. A. Piccolo

REPORT OF THE AUDIT COMMITTEE

        A copy of the written charter of the Audit Committee, as adopted by the Board of Directors, is attached as Appendix B to this Proxy Statement. The Company's Audit Committee consists of four members of the Board that meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004, with management. The Audit Committee has also discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP such auditing firm's independence. Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing such report with the Securities and Exchange Commission.

        The Audit Committee:

                      Bruce F. Wesson, Chairman
                      Robert A. Fox
                      C. A. Piccolo
                      Patricia K. Woolf, Ph.D.

The following information presents the aggregate fees for professional services billed to the Company by KPMG LLP during fiscal years 2004 and 2003. Certain prior year amounts have been reclassified to conform to current presentation.

Audit Fees

        The aggregate fees for professional services rendered by KPMG LLP for audit services for fiscal years 2004 and 2003 were $7.7 million and $3.5 million, respectively. Audit fees include fees for professional services associated with audits of the Company's annual consolidated financial statements included in its Forms 10-K, reviews of the Company's quarterly consolidated financial statements included in its Forms 10-Q, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings, including in 2004, compliance with certain requirements of the Securities and Exchange Commission associated with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

        The aggregate fees for professional services rendered by KPMG LLP for audit-related services for fiscal years 2004 and 2003 were $1.0 million and $2.8 million, respectively. Audit-related fees consist primarily of fees for audit services related to business acquisitions and divestitures, advice regarding internal controls, consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements and other attest services.

Tax Fees

        The aggregate fees for professional services rendered by KPMG LLP for tax services for fiscal years 2004 and 2003 were $1.0 million and $2.5 million, respectively. Tax fees primarily include fees associated with tax compliance, state and local tax refunds, tax advisory services related to acquisitions and divestitures and domestic and international tax planning.

All Other Fees

        KPMG LLP did not render professional services other than for services rendered under the categories Audit Fee, Audit-Related Fees and Tax Fees for fiscal years 2004 and 2003.

        The Audit Committee has considered whether the non-audit services provided by KPMG LLP to the Company are compatible with maintaining the independence of KPMG LLP and concluded that the independence of KPMG LLP is not compromised by providing such services.

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by KPMG LLP. Specifically, the Audit Committee has pre-approved the use of KPMG LLP for detailed, specific types of services, which include the following categories of non-audit services: acquisition and divestiture services; tax services; advice regarding internal controls; and consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements. In each case, the Audit Committee has set a specific limit on these services. Approval is further required for services in excess of these thresholds or to retain KPMG LLP for any additional services. All audit and non-audit services performed by KPMG LLP during fiscal 2004 were pre-approved by the Audit Committee pursuant to the policies and procedures outlined above.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the common stock of the Company for the last five fiscal years with the returns on the Standard & Poor's 500 Stock Index and the Chemicals (Specialty)-500 Index, assuming the investment of $100 in the Company's common stock, the S&P 500 Index and the Chemicals (Specialty)-500 Index on December 31, 1999, and the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR
CUMULATIVE TOTAL RETURN AMONG CROMPTON CORP.,
S&P 500 AND S&P 500 SPECIALTY CHEMICALS

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
CROMPTON CORP.	$100.0	$80.1	$70.1	$47.4	$59.2	$100.1
S&P 500	$100.0	$90.9	$80.1	$62.4	$80.3	$89.0
S&P 500 SPECIALTY CHEMICALS	$100.0	$83.3	$89.1	$100.3	$119.5	$137.8

Note:  Assumes an initial investment of $100 on December 31, 1999. Total return includes reinvestment of dividends.

The Chemicals (Specialty)-500 Index companies are as follows: Ecolab Inc., Great Lakes Chemical Corporation, International Flavors & Fragrances Inc., Rohm & Haas Company and Sigma-Aldrich Corporation. In 2002, Rohm & Haas Company replaced

Hercules, Inc. in the Index and the graph represents the results of Hercules, Inc. for the two-year period ended December 31, 2001, and the results of Rohm & Haas Company for the three-year period ended December 31, 2004.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Organization, Compensation and Governance Committee, the Report of the Audit Committee and the Performance Graph shall not be deemed incorporated by reference into any such filings.

OFFICERS' AND DIRECTORS' COMPENSATION

        The following tables set forth information concerning compensation paid or to be paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer, for services to the Company in all capacities during 2002, 2003 and 2004, except as noted, and options granted to and exercised by the same individuals during the period indicated.

Summary Compensation Table

					Awards		Payouts
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options(#)(4)	LTIP Payouts ($)	All Other Compensation ($)(5)
Robert L. Wood	2004	760,001	728,000	91,694	3,894,000	500,000	0	55,250
Chairman of the Board, President and CEO(6)
Vincent A. Calarco Former Chairman of the Board, President and CEO(7)	2004 2003 2002	599,036 890,000 887,917	89,000 225,000 0	121,146 23,499 23,916	0 0 0	0 390,000 225,000	0 1,827,465 1,569,349	107,274 70,642 101,117
Alfred F. Ingulli Former Executive Vice President, Crop Protection(8)	2004 2003 2002	474,700 390,000 387,500	239,850 256,000 0	38,414 25,632 21,996	295,000 0 0	0 120,000 45,000	0 390,174 313,866	77,980 56,427 47,932
Karen R. Osar	2004	250,000	200,000	9,846	489,700	50,000	0	11,827
Executive Vice President and Chief Financial Officer(9)
Myles S. Odaniell Executive Vice President, Specialty Chemicals(10)	2004 2003	335,000 169,231	110,000 50,000	29,297 228	454,300 0	35,000 0	0 0	32,725 10,750
Robert W. Ackley Executive Vice President, Polymer Processing Equipment	2004 2003 2002	336,000 320,040 319,203	40,000 281,000 0	23,287 20,791 18,303	295,000 0 0	0 120,000 40,000	0 229,159 156,928	52,549 29,078 26,575

(1)
Salaries for Mr. Calarco and Mr. Ingulli for 2004 include amounts paid in lieu of accrued vacation in the amounts of $154,036 and $64,660 respectively.

(2)
Amounts reported in this column are itemized below as follows:

	Year	Mr. Wood	Mr. Calarco	Mr. Ingulli	Ms. Osar	Mr. Odaniell	Mr. Ackley
Company paid	2004	3,465	42,253	14,505
financial planning	2003		14,299	9,524
services	2002		14,981	10,260
Supplemental medical	2004		5,364				5,364
and dental	2003		5,457				5,457
reimbursement plan premiums	2002		5,457				5,457
Club membership(a)	2004	50,593					3,435
	2003						3,215
	2002						3,163
Car allowance	2004					25,200
	2003
	2002
Company car	2004	8,092	8,531	10,879	6,208	2,584	9,135
personal use or	2003		3,743	16,108		228	12,119
gas allowance	2002		2,647	11,736			9,683
Value of company car	2004		40,614
provided as per	2003
severance agreement	2002
Reimbursement of	2004	29,544	24,384	13,030	3,638	1,513	5,353
taxes on income	2003
imputed to executive	2002
Total	2004	91,694	121,146	38,414	9,846	29,297	23,287
	2003		23,499	25,632		228	20,791
	2002		23,916	21,996			18,303

(a)
The club membership for Mr. Wood is primarily for business use. A portion of the charges consists of one-time expenses to establish club membership.

(3)
Total restricted stock outstanding for the persons shown in the table at the end of fiscal year 2004 was as follows: Mr. Wood 330,000 shares valued at $3,894,000 of which 330,000 shares are forfeitable; Ms. Osar, 41,500 shares valued at $489,700 of which 41,500 shares are forfeitable; Mr. Odaniell, 38,500 shares valued at $454,300 of which 38,500 shares are forfeitable; and Mr. Ackley, 80,871 shares valued at $954,278 of which 53,871 shares are forfeitable.

(4)
Mr. Wood's stock options were granted on January 20, 2004, one-half of which vested on January 20, 2005, and the remainder will vest on January 20, 2006. Ms. Osar's and Mr. Odaniell's stock options were granted on November 23, 2004, one-third of which for each individual will vest each successive year following the grant date.

(5)
Includes the following amounts paid during 2004 under the Company's Uniroyal Age Supplement, the Uniroyal Chemical split-dollar life insurance plan, the Uniroyal Excess Cap Program, the Uniroyal Personal Executive Deferred Compensation Plan, or as employer contributions under the Company's Employee Stock Ownership program (the "ESOP") and the Crompton Employee Savings Plan (the "CESP") with that portion of the ESOP and CESP contributions in excess of the Section 401(k) and Section 415 limitations having been paid into the Company's Benefit Equalization Plan.

The amounts shown for the Uniroyal Personal Executive Deferred Compensation Plan represent the difference between market interest rates determined pursuant to SEC rules and the 14% interest credited by the Company on deferred compensation under deferral programs in effect during 1984 and 1985.

	Year	Mr. Wood	Mr. Calarco	Mr. Ingulli	Ms. Osar	Mr. Odaniell	Mr. Ackley
Uniroyal Age	2004			19,335
Supplement	2003			8,580
	2002			12,618
Uniroyal Split-Dollar	2004
Insurance Plan	2003			20,021
	2002			1,108
Uniroyal Executive	2004			13,901
Cap Program	2003			11,957
	2002			17,206
Crompton Employee	2004	7,525	6,475	6,475	3,750	7,000	7,175
Stock Ownership	2003			7,600		4,000	9,601
Program	2002			8,000			8,000
Crompton Employee	2004	8,775	9,425	9,225	8,077	9,225	9,225
Savings Plan	2003		9,003	8,269		6,750	9,140
	2002			9,000			8,443
Benefit Equalization	2004	38,950	54,343	29,044		16,500	36,149
Plan	2003		31,050				10,337
	2002		75,473				10,132
Uniroyal Personal	2004		37,031
Executive Deferred	2003		30,589
Compensation Plan	2002		25,644
Total	2004	55,250	107,274	77,980	11,827	32,725	52,549
	2003		70,642	56,427		10,750	29,078
	2002		101,117	47,932			26,575
(6)
Mr. Wood joined the Company as President and Chief Executive Officer on January 12, 2004, and was named Chairman of the Board of Directors on April 27, 2004.

(7)
Mr. Calarco served as President, Chairman and Chief Executive Officer from 1999 to 2004. Mr. Wood replaced Mr. Calarco as President and Chief Executive Officer on January 12, 2004, and as Chairman on April 27, 2004. Mr. Calarco retired on June 30, 2004.

(8)
Mr. Ingulli retired, effective December 31, 2004.

(9)
Ms. Osar joined the Company on May 4, 2004, and was named Executive Vice President and Chief Financial Officer on July 1, 2004.

(10)
Mr. Odaniell joined the Company as Executive Vice President, Plastics and Petroleum Additives on June 9, 2003 and was named Executive Vice President, Specialty Chemicals on May 20, 2004.

Option Grants In Last Fiscal Year(1)

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
	Individual Grants
Robert L. Wood	500,000(2)	36.35%	$7.64	02/19/2014	$2,402,377	$6,088,096
Vincent A. Calarco	0	0	0	0	0	0
Alfred F. Ingulli	0	0	0	0	0	0
Karen R. Osar	50,000(3)	3.63%	$11.24	12/22/2014	$353,439	$895,683
Myles S. Odaniell	35,000(3)	2.54%	$11.24	12/22/2014	$247,407	$626,978
Robert W. Ackley	0	0	0	0	0	0
(1)
An option entitles the holder to purchase one share of the Common Stock of the Company at a purchase price equal to the fair market value of the Company's Common Stock on the date of grant of all of the options shown in the table. All options are subject to expiration prior to the dates shown in the table in case of death or termination of employment. The purchase price for stock on the exercise of options may be paid in cash or in shares of the Company's Common Stock already owned by the option holder, or by a combination thereof. In the event of a change in control of the Company, all of the options shown in the table will immediately become exercisable.

(2)
Non-qualified options: Vest 50% on 1/20/2005 and 50% on 1/20/2006.

(3)
Non-qualified options: Vest 33 1/3% on 11/23/2005, 33 1/3% on 11/23/2006 and 33 1/3% on 11/23/2007.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

					Value of Unexercised In-the-Money Options at FY-End ($) 12/31/04—Close $11.80
			Number of Securities Underlying Unexercised Options at FY-End (#)
	Shares Acquired on Exercise (#)	Value Realized $
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Wood	0	0	0	500,000	0	$2,080,000
Vincent A. Calarco	0	0	3,240,000	0	$8,626,956	0
Alfred F. Ingulli	38,679	$147,136	551,321	0	$1,610,387	0
Karen R. Osar	0	0	0	50,000	0	$28,000
Myles S. Odaniell	0	0	22,500	57,500	$133,875	$153,475
Robert W. Ackley	0	0	539,000	72,500	$1,303,081	$404,875

Compensation Committee Interlocks and Insider Participation

        Messrs. Higdon, Jr. and Piccolo served as members and Mr. Headrick served as Chairman of the Organization, Compensation and Governance Committee during the last completed fiscal year. No member of the Organization, Compensation and Governance Committee is a current or former officer or employee of the Company or any of its subsidiaries.

Retirement Plans

        Messrs. Calarco and Ingulli were and Mr. Ackley is each a party to a supplemental retirement agreement with the Company.

        Supplemental Retirement Agreement with Vincent A. Calarco.    In the case of Mr. Calarco, the executive's total annual benefit payable under the supplemental retirement agreement to the executive for life was 60% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's normal retirement age. Mr. Calarco retired on June 30, 2004, and the supplemental retirement agreement became effective. In connection with his retirement, Mr. Calarco received a lump sum payment of $11,817,226 in full satisfaction of the Company's obligation to Mr. Calarco under his Supplemental Retirement Agreement.

        Supplemental Retirement Agreement with Alfred F. Ingulli.    In the case of Mr. Ingulli, the executive's retirement benefit under the supplemental agreement supplements the benefit paid to the executive under a Uniroyal Chemical Company, Inc. ("Uniroyal") defined benefit pension plan so that the total annual benefit payable to the executive will be 55% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's retirement or, at his election, Mr. Ingulli may receive a lump sum payment earned under a previous supplemental retirement agreement with Uniroyal. Mr. Ingulli retired on December 31, 2004, and the supplemental retirement agreement became effective. Mr. Ingulli received a lump sum payment of $2,897,195 in full satisfaction of the Company's obligation to Mr. Ingulli under his Supplemental Retirement Agreement.

        Supplemental Retirement Agreement with Robert W. Ackley.    In the case of Mr. Ackley, the executive's retirement benefit under the supplemental agreement supplements the amount paid to the executive under a retirement plan that was terminated in 1982 so that the aggregate benefit paid to the executive annually will equal 50% of the average total compensation (including salary and bonus) paid to the executive during his highest five years of the last ten years prior to his normal retirement age. Mr. Ackley will receive an estimated aggregate annual benefit of $232,562 under his supplemental retirement agreement, assuming payment of such benefit in the form of a life annuity.

        Provisions for Payments under the Supplemental Retirement Agreements.    A supplemental benefit in a reduced amount may be payable in the event of termination of employment prior to normal retirement age. At any time after the date on which benefit payments commence, the executive may elect to receive a single lump sum equal to 90% of the actuarial equivalent of the benefit otherwise payable to the executive or an unreduced lump sum if the executive elects at least six months prior to supplemental benefit commencement date and during a calendar year that precedes the calendar year in which the supplemental benefit commencement date occurs.

Messrs. Calarco and Ingulli have elected to receive their retirement payments as a lump sum in accordance with these provisions. An executive may elect to have the executive's supplemental benefit under the agreement paid in a form which will provide for the continuation of benefits, to a beneficiary selected by the executive, upon the executive's death after retirement. Each agreement also provides for the payment of a reduced benefit to the executive's beneficiary in the event of the executive's death prior to normal retirement age and for the payment of disability benefits in addition to those available under the Company's regular disability insurance program. Benefits under each agreement are not payable if the executive voluntarily terminates the executive's employment, unless such termination is the result of the executive's retirement (in the case of Mr. Calarco, on or after reaching age 62) or is with approval of the Board, and meets certain other conditions set forth in the agreement.

Employment and Related Agreements

        Employment Agreement with Robert L. Wood.    Mr. Wood is employed pursuant to an employment agreement which was entered into in January 2004. The agreement provides for Mr. Wood's employment as President and Chief Executive Officer for a term of three years, with automatic annual one-year extensions of the term unless the Company gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended.

        The agreement calls for a base salary of not less than $780,000 and for Mr. Wood's participation in employee benefit plans and other fringe benefit arrangements. In the event Mr. Wood's employment is terminated by the Company without cause (as defined in the agreement), or terminated by Mr. Wood upon the Company's continued and material breach, which breach is not cured within thirty (30) days of the Company receiving written notice of breach, the Company's obligations shall consist of: (1) the payment over the course of normal pay periods to Mr. Wood of his salary for the lesser of a period of two years following the date of termination, or through the end of the then-current term; (2) the payment to Mr. Wood, over the course of normal pay periods, of his annual incentive bonus, with Mr. Wood being deemed to have met targets for the lesser of a period of two years following the date of termination, or through the end of the then-current term; and (3) continuation at Company cost of the other benefits provided to Mr. Wood under the agreement for the lesser of a period of two years following the date of termination, or through the end of the then-current term.

        Employment Agreement and other Agreements with Vincent A. Calarco.    Mr. Calarco was employed pursuant to an employment agreement which was amended and restated in May 1999. The agreement provided for Mr. Calarco's employment as Chairman of the Board, President and Chief Executive Officer for a term of three years, with automatic annual one-year extensions of the term unless the Company gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended. The amended agreement provided that in the event Mr. Calarco's employment is terminated by the Company other than for cause, disability, or death or by Mr. Calarco for good reason (as defined in the agreement), the Company would be obligated to pay Mr. Calarco his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum termination payment equal to three times the sum of his then current salary and the highest bonus paid to him during the three years preceding his termination, to continue certain employee and fringe benefits provided under the agreement for a period of three years or until he obtains other employment and certain other benefits for the life of Mr. Calarco and his spouse, and to make certain additional payments to cover any excise tax imposed under the Internal Revenue Code on the amounts payable as a result of his termination and any legal fees incurred by Mr. Calarco in enforcing the Company's obligations under the agreement.

        Mr. Calarco retired on June 30, 2004. Because Mr. Calarco retired, none of the foregoing provisions in Mr. Calarco's amended employment agreement relating to termination was triggered, and the Company does not have any obligation to provide any such payments or benefits.

        Mr. Calarco entered into a consultancy agreement with the Company, pursuant to which he provided consulting and other services from July 1, 2004 through December 31, 2004, in exchange for a fee of $250,000, payable in equal monthly installments, in arrears, on the last business day of each month. Mr. Calarco is prohibited from competing with the Company or soliciting its employees, consultants or agents, both during the term of the agreement and for a period of one year following expiration of the agreement.

        In connection with Mr. Calarco's retirement, the Company has entered into an agreement pursuant to which the Company agreed to provide him with payment of his benefits under the Company's pension, savings, employee stock ownership and benefit equalization plans, and to provide, at Company expense, medical and dental insurance coverage for him and his spouse for their respective lifetimes. In addition, Mr. Calarco is entitled under this agreement to receive an amount in cash equal to 50% of his bonus level as though he had met all of his personnel objectives under the 2004 Management Incentive Plan, and to full vesting of previously granted options to purchase 372,500 shares of Company common stock. The Company has also agreed to transfer to him title to his Company automobile and to reimburse him for financial planning services, in an amount not to exceed $5,000 per year, through 2009.

        Employment Agreements with Karen R. Osar, Myles S. Odaniell and Robert W. Ackley.    The Company has entered into employment agreements with certain other key management employees, including Ms. Osar and Messrs. Odaniell and Ackley. Each agreement is operative upon the occurrence of a change in control (as defined in the agreement) and is intended to encourage the executive to remain in the employ of the Company by providing the executive with greater employment security. Absent a change in control, the agreements do not require the Company to retain the executive or to pay the executive any specified level of compensation or benefits.

        In the event of a change in control, the agreements provide that there will be no change, without the executive's consent, in the salary, bonus opportunity, benefits, duties, and location of employment of the executive for a period of two years after the change in control. If, during such period, the executive's employment is terminated by the Company other than for cause, disability, or death or the executive resigns for good reason (as defined in the agreements), the Company will pay the executive his or her salary to the date of termination, incentive compensation in an amount no less than the bonus paid to the executive for the prior year pro-rated to that date, and a lump sum severance payment equal to two times the sum of the executive's base salary and the highest bonus paid to the executive during the two years preceding the executive's termination and will continue other employee benefits similar to those provided to the executive prior to the executive's termination for a period of two years or until the executive's earlier employment with another employer.

        Separation Agreement with Alfred F. Ingulli.    Mr. Ingulli retired on December 31, 2004. In connection with Mr. Ingulli's retirement, the Company entered into an agreement pursuant to which the Company agreed to provide him with a separation payment equal to one year's base pay of a $410,040 and a payment of benefits under the Company's pension, savings, employee stock ownership and benefit equalization plans, and to participate in a plan providing for retiree medical and dental benefits. In addition, Mr. Ingulli is entitled under this agreement to receive an amount in cash equal to 100% of his bonus under the 2004 Management Incentive Plan, if paid, and to full vesting of previously granted options to purchase 72,500 shares of Company common stock and previously granted 25,000 shares of restricted stock. The Company has also agreed to transfer to him title to his Company automobile and certain home office equipment, and to reimburse him for financial planning services, in an amount not to exceed $5,000 per year, through 2009. Mr. Ingulli is prohibited from competing with the Company or soliciting its employees, customers and others with a business relationship to the Company for a period of one year following termination of employment.

Compensation of Directors

        Members of the Board who are not employees of the Company receive the following annual fees for their services:

        * an annual retainer fee, including meeting fees, of $57,000 (Audit Committee members receive an additional fee of $5,000);

        * each committee chairman receives an additional $5,000, except the Audit Committee chairman who receives an additional $15,000;

        * each co-lead director receives an additional $25,000; and

        * each director receives an annual stock grant of restricted stock with a value at date of grant of $65,000 to be settled upon each director's end of service on the Board of Directors.

        Directors are reimbursed for expenses incurred in attending meetings. In addition, the Company provides accidental death and travel insurance coverage for each non-employee director.

        Directors who are employees of the Company receive no additional compensation for services on the Board of Directors.

APPROVAL OF THE
2005 CROMPTON CORPORATION
SHORT-TERM INCENTIVE PLAN

        The Board of Directors has, subject to approval by the stockholders, approved the 2005 Crompton Corporation Short-Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable the Company to attract, retain and motivate key employees of outstanding ability by providing such employees with pre-established, objective performance goals and by further providing such key employees with opportunities to earn financial rewards based on the achievement of such performance goals. The Plan is intended to constitute a qualified performance-based compensation plan under section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be administered and interpreted so as to ensure such qualification.

        Section 162(m) of the Code prohibits the deduction by publicly held corporations of compensation other than qualifying performance-based employee compensation, exceeding $1 million that is paid during a year to the Company's Chief Executive Officer and the next four most highly compensated executives ("Covered Employees"). To be deductible, such compensation must be paid solely on account of one or more performance goals established by, and the achievement must be certified by, a compensation committee consisting of two or more outside directors. In addition, the material terms of the performance goals used to determine the maximum compensation for Covered Executives must be disclosed to and approved by the stockholders of the corporation paying the compensation prior to payment.

        The following is a summary of certain material features of the Plan. The full Plan is attached hereto as Appendix C to this Proxy Statement and is herein incorporated by reference. Stockholders are urged to read the Plan in its entirety before casting their votes.

Eligibility; Administration

        The Organization, Compensation and Governance Committee (the "Committee") shall determine and designate from among the key employees of the Company and its subsidiaries those individuals who receive awards under the Plan. The Committee shall determine the amount, terms and conditions of such awards including their exercisability, vesting, and payment or settlement, and shall establish the rules for administering and interpreting the Plan.

Performance Period; Performance-Based Awards

        The performance period shall be one year or such shorter period as determined by the Committee. As an award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, an award will be subject to the attainment of one or more pre-established objective performance goals. The Committee may use the following business criteria in establishing performance goals for such awards: (i) earnings; (ii) net income; (iii) net income applicable to stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total stockholder return; (xvii) book value; (xviii) expense management; (xix) capital structure; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; and (xxvi) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed appropriate by the Committee. Performance goals may differ for awards to different participants and the Committee shall specify the weighting to be given to each business criterion for purposes of determining the final payout amount. For awards that are intended to be performance-based compensation, no more than 200% of an eligible participant's incentive target may be paid to the participant for any performance period.

Incentive Award Scale; Incentive Target

        The Committee will establish an incentive award scale that describes the relationship between actual results and performance goals, including a payout threshold and maximum. The Committee will also establish, in writing, incentive targets for each Plan participant which will be the percentage of a participant's base pay to be awarded when the Company meets the performance goals. The incentive award scale and the incentive targets will be established by the Committee no later than the earlier of (i) 90 days after the beginning of the performance period or

(ii) the date of which 25% of the performance period has been completed, or such other date as may be required or permitted under Section 162(m) of the Code.

Payment of Awards

        The Committee will certify in writing at the end of each performance period the extent to which the performance goals were met and the amount of each participant's award for the period. At the discretion of the Committee, awards may be paid in cash, or in stock through the Crompton Corporation 1998 Long Term Incentive Plan, or partly in both, as determined by the Committee at the time the award is granted. At the discretion of the Committee, individuals may elect to defer payment of these incentive awards.

Employment; Termination of Employment

        The granting of an award does not create any rights in the participant with respect to his or her continued employment with the Company or any affiliate of the Company. A participant whose employment terminates prior to the end of a performance period shall not be eligible to receive an award, except upon approval of the Committee if such termination is due to an involuntary termination not for cause or a termination by reason of death, disability or retirement.

Effective Date of Plan

        The Plan is effective on January 1, 2005, subject to approval of the stockholders of the Company at the 2005 annual meeting of stockholders, and unless terminated sooner by the Board, the Plan shall continue until March 31, 2010.

Amendment, Suspension or Termination: Nontransferability; Withholding Taxes; Governing Law

        The Board may, at any time, suspend, terminate or amend the Plan in such respects as the Board deems to be in the best interest of the Company. No right or interest of any participant in the Plan shall be assignable or transferable except as designated by the participant by will or by the laws of descent and distribution. All distributions under the Plan are subject to withholding of all applicable taxes. The Plan, and all agreements thereunder, shall be governed and construed in accordance with the laws of the State of Connecticut.

        The Board of Directors recommends a vote FOR approval of this proposal, and unless otherwise directed, proxies will be voted in favor of this selection. The affirmative vote of the holders of a majority of the shares of the Company represented and entitled to vote at the meeting is required for such approval.

APPROVAL OF SELECTION
OF INDEPENDENT AUDITOR

        The Board of Directors has, subject to approval by the stockholders, selected the firm of KPMG LLP to act as auditor for the fiscal year 2005. The Board of Directors recommends a vote FOR approval, and unless otherwise directed, proxies will be voted in favor of this selection. The affirmative vote of the holders of a majority of the shares of the Company represented and entitled to vote at the meeting is required for such approval.

        Representatives of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and stockholders who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and stockholders who own more than ten percent of such of the Company's securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 2004, all filings required of its officers, directors and covered stockholders were made in compliance with applicable SEC regulations, except as to a Form 3 filing by Ms. Osar pertaining to ownership of Company restricted stock that was inadvertently filed late.

COMMUNICATIONS WITH THE BOARD
OF DIRECTORS

        Stockholders, employees and other interested parties may communicate with the Company's Board of Directors, independent co-lead directors or any member of the Board, in the following manner:

        By telephone at any time, confidentially or anonymously, toll free, by calling 1-866-824-1017 from inside the United States or Canada, or outside the area by calling 1-704-556-7046 (collect).

        By writing, confidentially or anonymously, to the Crompton Corporation Board of Directors, c/o AlertLine, PMB3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277.

        For further information concerning communication with members of the Company's Board of Directors, please refer to the Company's website at www.cromptoncorp.com.

        It is the Company's policy that directors attend all meetings of the Board of Directors and the Company's annual meeting. All directors attended the 2004 annual meeting of stockholders.

MAILINGS TO STOCKHOLDERS

        The Company has adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, a single set of annual reports and proxy statements may be sent to a single address if two or more stockholders share that address, unless the Company has received a request from one or more of such stockholders to the contrary. This procedure reduces the Company's mailing and printing expenses.

        Upon request, the Company will promptly send a separate Annual Report for 2004 or this Proxy Statement to any stockholder residing at such a shared address. Requests may be made by calling Investor Relations at (203) 573-2163 or by writing to Investor Relations, Crompton Corporation, 199 Benson Road, Middlebury, CT 06749. If any registered stockholder residing at a shared address wishes to receive a separate annual report or proxy statement in the future, or if any registered stockholder receiving multiple copies of the Company's annual report and proxy statement desires householding, the stockholder may contact Investor Relations at Crompton Corporation in the manner described above. Stockholders owning shares through a bank, broker or other nominee should contact the nominee concerning householding procedures.

OTHER MATTERS

        As of the date of this statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the annual meeting of stockholders.

        The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made. If no choice is specified, such shares will be voted (i) for the election as directors of the two nominees for directorships named herein; (ii) in favor of approving the 2005 Crompton Corporation Short-Term Incentive Plan; and (iii) in favor of the selection of KPMG LLP as the Company's independent auditors for fiscal year 2005.

        If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Company and its stockholders.

By Order of the Board of Directors,

Barry J. Shainman Secretary
Dated: March 29, 2005

Appendix A

Crompton Corporation

Charter of the Organization, Compensation and Governance Committee of the
Board of Directors

Composition:
The Board of Directors annually elects, by majority vote of the directors then in office, the members, not fewer than three in number, of the Organization, Compensation and Governance Committee. All members of the committee shall be Independent Directors, as that term is defined in the corporation's Corporate Governance Principles.
Functions And Authority:	The functions and authority of the Organization, Compensation and Governance Committee include:
•
annually evaluating the effectiveness of the Board, including receiving comments from all directors regarding the Board's performance, reviewing the definition of independence in the Corporate Governance Principles and ensuring compliance with the corporation's policies on independence, and reporting to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year;
	•	annually reviewing the Corporate Governance Principles and recommending to the Board, where appropriate, modifications or additions thereto;
•
advising the Board with respect to the organization, size and composition of the Board and Board committees, including the appointment and removal of independent directors as members and chairmen of committees;
	•	identifying and screening candidates who fulfill the criteria set forth in the Corporate Governance Principles for membership on the Board utilizing, where appropriate, outside search firms;
	•	annually reviewing with the CEO the qualifications for Board membership in the context of the current Board membership;
	•	annually recommending to the Board a slate of candidates for election by the shareholders to the Board;
•
obtaining, as appropriate, the services of a consulting firm to assist in the evaluation of director, chief executive or senior executive compensation, with the sole right to approve such firm's fee and other retention terms;

•
obtaining, as appropriate, the services of a search firm, which will work for the Board with the cooperation of management, to identify director candidates, with the sole right to approve such firm's fee and other retention terms;
•	advising the Board with respect to the selection of the CEO and obtaining, as appropriate, the services of a search firm to identify CEO candidates when necessary;
•	annually reviewing succession plans with the CEO and the Board;
•	monitoring the corporation's compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding 401(k) plans and with all other applicable laws affecting employee compensation and benefits;
•	overseeing the corporation's compliance with the requirement of the New York Stock Exchange rules that shareholders approve equity compensation plans, with permitted exceptions;
•	annually reviewing the compensation of the Board and executives of the corporation in conjunction, where appropriate, with outside experts and reporting to the Board on the results of the review;
•
reviewing and approving corporate goals and objectives relevant to the CEO's compensation, annually evaluating the CEO's performance in light of those goals and objectives, and setting the CEO's compensation level based on this evaluation;
•	approving the level of compensation for senior executive officers named in the corporation's proxy statement;
•	reviewing and approving bonus and deferred compensation plans, incentive arrangements and equity ownership guidelines for executive officers;
•	reviewing, approving and monitoring the Crompton Corporation long-term incentive plans;
•	receiving periodic reports on the corporation's compensation programs as they affect all employees;
•
reviewing and approving (a) any employment agreements and severance arrangements; and (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits;

	•	producing an annual report on executive compensation for inclusion in the corporation's proxy statement, in accordance with applicable rules and regulations;
	•	obtaining, as appropriate, the services of internal or external legal, accounting or other advisors;
•
annually reviewing the structure and operations of the committee (including authority to delegate to subcommittees), committee member qualifications, and the process for appointing and removing committee members;
	•	annually reviewing this charter and recommending to the Board, where appropriate, modifications or additions hereto;
	•	performing an annual evaluation of the performance of the committee in fulfilling the functions set forth in its charter; and
	•	regularly reporting to the Board on the activities of the committee.
Meetings:	The Organization, Compensation and Governance Committee shall meet at least three times each year in January, July and October.

Appendix B

Crompton Corporation

Charter of The Audit Committee of The Board of Directors

Composition:
The Board of Directors annually elects, by majority vote of the directors then in office and on the recommendation of the Organization, Compensation and Governance Committee, the members, not fewer than three in number, of the Audit Committee. The Board shall designate one member to serve as chairman of the committee. Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Securities and Exchange Commission. A director who holds 20% or more of the corporation's stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot serve as chairman, or be a voting member of, the Audit Committee.
Functions And Authority:
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the corporation, (2) the independent auditor's qualifications and independence, (3) the performance of the corporation's internal audit function and independent auditors, and (4) the compliance by the corporation with legal and regulatory requirements.
The functions and authority of the Audit Committee include:
•
Meeting periodically with the corporation's independent auditor to review the scope of the annual audit, policies relating to internal accounting and auditing procedures and controls, and the completed annual audit including any significant comments or recommendations of the auditor together with the responses of management
•
Meeting periodically with management to address the corporation's policies with respect to risk assessment and risk management and major financial risk exposures and the steps management has taken to monitor and control such exposures
•
Reviewing with the corporation's general counsel at least annually legal and regulatory matters that may have a material impact on the financial statements, the corporation's compliance policies and any significant reports or inquiries received from regulators or governmental agencies

•
Meeting periodically with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions to discuss any matters they believe should be brought to the attention of the committee (including resolving any disagreements between management and the independent auditor regarding financial reporting)
•
Exercising general oversight with respect to the adequacy and effectiveness of the corporation's internal administrative, business process and accounting controls including reviewing disclosures made to the Audit Committee by the corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the corporation's internal controls
•
Discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the corporation's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements and, if so determined by the committee, recommending to the Board that the audited financial statements be included in the annual report on Form 10-K
•
Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the corporation's financial statements, including any significant changes in the corporation's selection or application of accounting principles, any major issues as to the adequacy of the corporation's internal controls and any special steps adopted in light of material control deficiencies
•	Reviewing and discussing quarterly reports from the independent auditors on:
(a) All critical accounting policies and practices to be used
(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences
•	Discussing earnings press releases, including the use of pro forma or adjusted GAAP information, and financial information and earnings guidance provided to analysts and rating agencies
•	Discussing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the corporation's financial statements
•	Setting hiring policies regarding employees or former employees of the independent auditor
•	Obtaining, as appropriate, advice and assistance from outside legal, accounting or other advisors
•	Preparing annually a report to the shareholders, as required by the Securities and Exchange Commission, to be included in the corporation's proxy statement
•
Obtaining and reviewing at least annually, a report by the independent auditor describing the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the corporation
•
Evaluating together with the Board the performance of the independent auditor and the lead partner of the independent audit team and, if so determined by the Audit Committee, replacing the independent auditor
•
Ensuring the rotation of the audit partners as required by law and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis
•	Meeting, with the independent auditor prior to the audit to discuss the planning and staffing of the audit

•	Reviewing the appointment and replacement of the senior internal auditing executive
•	Reviewing the significant reports to management prepared by the internal auditing department and management's responses
•	Discussing with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit
•
Selecting each year after discussion with the board (subject, if applicable, to shareholder ratification) the corporation's independent auditor, which firm is ultimately accountable to, and reports directly to, the Audit Committee
•
Approving all audit and non-audit services in advance as required by law and approving all fees paid to the auditor for both audit and non-audit services, giving consideration to the possible effect that providing such non-audit services could have on the auditor's independence
•
Receiving periodic reports from the independent auditor regarding the independent auditor's qualifications and independence, discussing such reports with the independent auditor, and if so determined by the Audit Committee, recommending that the Board take appropriate action to satisfy itself of the qualifications and independence of the independent auditor
•	Discussing with the independent auditor those matters required to be communicated to audit committees by Statement of Auditing Standards (SAS) No. 61
•	Obtaining from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated
•
Reviewing significant programs maintained by the corporation with respect to compliance with law and exercising oversight of the activities of the Office of Global Ethics and Compliance as well as the Corporate Compliance Committee
•	Establishing procedures for handling complaints about accounting and auditing matters
•	Regularly reporting to the Board concerning the activities of the committee
•	Reviewing at least annually the corporation's Code of Business Conduct and Ethics

	•	Performing an annual evaluation of the performance of the Audit Committee
	•	Reviewing this charter on an annual basis and recommending to the Board appropriate modifications or additions hereto

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Finally, it is not the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the corporation's policies and code of conduct.
Meetings:
The Audit Committee meets four times each year in January, March, July and October and, as necessary, at other times during the year. In addition, in each quarter in which the corporation files or releases quarterly financial statements, the chairman of the Audit Committee will meet by telephone or in person with management and the independent auditor prior to such filing or release to determine whether there have been any significant changes in the corporation's accounting principles and whether there are any items required to be communicated by the independent auditors to the Audit Committee in accordance with SAS No. 61. Based upon the outcome of this meeting, the chairman will determine whether or not to convene a meeting of the Audit Committee prior to the filing or release of the quarterly financial statements.

Appendix C

2005 CROMPTON CORPORATION SHORT-TERM INCENTIVE PLAN
(effective January 1, 2005, subject to stockholder approval)

        1.     Purpose of the Short-Term Incentive Plan.    The purpose of the 2005 Crompton Corporation Short-Term Incentive Plan (the "Plan") is to advance the interests of Crompton Corporation (the "Company") by enabling the Company to attract, retain, and motivate key employees of outstanding ability, by focusing such key employees on pre-established, objective performance goals and by providing such key employees with opportunities to earn financial rewards based on the achievement of such performance goals. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be administered and interpreted so as to ensure such compliance.

        2.     Eligibility to Participate.    Subject to the terms and conditions of the Plan, the Committee (as defined below) shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. For purposes of this Plan, the term "Award" means any award or benefit granted under the Plan. The term "Eligible Employee" means any key employee of the Company or a Subsidiary. The term "Subsidiary" means any corporation in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        3.     Administration.

        a.    Committee.    The Plan shall be administered by the Organization, Compensation and Governance Committee (the "Committee") of the Crompton Corporation Board of Directors (the "Board"), consisting of at least two members of the Board, each of whom qualify as outside directors under Section 162(m) of the Code. From time to time, the Board may remove a member of the Committee or appoint other members in substitution for, or in addition to, members previously appointed to the Committee for any reason or no reason, and it may fill vacancies, however caused, in the Committee.

        b.    Process.    One of the Committee members shall act as chair. No member of the Committee shall be eligible for Awards under this Plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. Except with respect to matters that under Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify Awards as performance-based compensation, it may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

        c.    Purpose.    The Committee will administer, construe and interpret the Plan and will establish rules for handling situations involving changes during the performance cycle in employee status such as involuntary separation, retirement, disability, death, job loss due to restructuring or sale of a business, new hires and changes from full to part-time employment. Except with respect to matters that under Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify Awards as performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the Committee's authority to administer and interpret the procedural aspects of the Plan, subject to the terms of the Plan, including adopting and enforcing rules to decide procedural and administrative issues. The Committee shall make any and all factual and legal determinations in connection with the administration and interpretation of the Plan. The Committee's decisions will be final and binding on all parties, including the Company, any Subsidiary, the respective employees thereof, and the Company's stockholders.

        4.     Performance Period.    For purposes of the Plan, the applicable "Performance Period" shall be a calendar year, or such shorter period as designated by the Committee with respect to which an Award may be earned.

        5.     Performance-Based Awards.    The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more pre-established performance goals, as a performance-based Award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. The performance goals for an Award subject to this Section 5 shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements Section 162(m)(4)(C) of the Code.

        a.    Business Criteria.    The following business criteria for the Company, on a consolidated basis, and/or for specified business units of the Company, may be used by the Committee in establishing performance goals for such Awards: (i) earnings; (ii) net income; (iii) net income applicable to stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total stockholder return; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; and (xxvi) safety.

        b.    Levels of Performance.    The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor's 500 Stock Index or the performance of one or more comparator companies. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board.

        c.    Performance Goals.    Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. The Committee may reduce or increase the amount of a payout otherwise to be made in connection with an Award subject to this Section 5 but may not exercise its discretion to increase such amount for a named executive officer as defined in Section 162(m) of the Code. The Committee may consider other performance criteria in exercising such negative or positive discretion, to the extent permitted under Section 162(m) of the Code. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

        d.    Limitations.    For Awards that are intended to be performance-based compensation, no more than 200% of an eligible Participant's incentive target as described in section 7 below, may be paid to any one Participant pursuant to such Awards granted to that Participant for any Performance Period.

        6.     Incentive Award Scale.    As soon as practicable, but no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m), the Committee will establish in writing, the Eligible Employees who shall be Participants during the applicable Performance Period (which may be amended during the Performance Period for new Participants), and an incentive award scale that describes the relationship between actual results and performance goals, including a payout threshold and maximum.

        7.     Incentive Targets.    As soon as practicable, but no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m), the Committee will establish in writing, incentive targets for each Participant. The incentive target will be the percentage of a Participant's base pay to be awarded when the Company meets the performance goals. Where the applicable Performance Period is the calendar year, "base pay" will be a Participant's base pay as of April 1 of the Performance Period. Where the applicable Performance Period is other than a full calendar year, "base pay" will be a Participant's base pay as of the end of the Performance Period.

        8.     Payment of Awards.    As soon as practicable after the end of each Performance Period, the Committee shall certify in writing the extent to which the performance goals for such Performance Period were met, including, without limitation, the satisfaction of specific target objective(s) and any other material terms of the Awards, and the Committee shall certify the amount of each Participant's Award for the applicable Performance Period. Awards earned under the terms of this Plan may at the discretion of the Committee be paid in cash, or in stock through the Crompton Corporation 1998 Long Term Incentive Plan or any successor plan or plans (the "1998 LTIP"), or partly in both, as determined by the Committee at the time the Award is granted. Payment will be made not later than the 2 1/2 months following the close of the applicable Performance Period. The Committee, in its discretion, may provide that individuals may elect to defer payment of these incentive awards, in accordance with such procedures to be established by the Committee, in accordance with Section 409A of the Code, the regulations thereunder, and other applicable law.

        9.     Implied Rights.

        a.    Right in or Title to Assets.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to such stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        b.    Employment; Plan Benefits; Shareholder Rights.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        10.   Change of Control.    The occurrence of a Change in Control shall have the effect, if any, with respect to any Award, to the extent not prohibited by the Plan, as determined by the Committee. For purposes of the Plan, the term "Change of Control" shall have the meaning given to such term in the 1998 LTIP.

        11.   Termination of Employment.    Any Participant whose employment with the Company or any Subsidiary terminates before the end of a Performance Period other than (i) due to an involuntary termination not for Cause, or (ii) by reason of death, Disability or Retirement, shall not receive any Award for such Performance Period. The termination of a Participant's employment before the end of a Performance Period due to an event described in (i) or (ii) of this paragraph shall have the effect, if any, with respect to any Award, as provided by the Committee, to the extent not prohibited by the Plan. For purposes of the Plan, the term "Cause" shall have the meaning given to it by the Committee; provided, however, that the termination of any Participant due to a violation of the Company's Code of Business Conduct shall be deemed for Cause. A Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days. The term "Retirement" means the termination of a Participant's employment, other than for Cause, at or after age 55 with at least five years of service.

        12.   Effective Date of the Plan.    The Plan will take effect on January 1, 2005, subject to approval of the stockholders of the Company at the 2005 annual stockholders meeting. Unless terminated earlier by the Board, the Plan shall continue until March 31, 2010 (Five years after shareholder approval).

        13.   Amendment, Suspension, or Termination.    The Board may, at any time, suspend, terminate or amend the Plan in such respects as the Board deems to be in the best interest of the Company. No amendment will adversely affect any right of any grantee, or his successors in interest, under the terms of any Award made hereunder before the effective date of the amendment. Award deferrals in effect as of the Plan's termination will remain in effect according to their original terms.

        14.   Nontransferrability.    No right or interest of any Participant in the Plan shall be assignable or transferable except as designated by the Participant by will or by the laws of descent and distribution, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to execution, levy, garnishment pledge and bankruptcy.

        15.   Withholding Taxes.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.

        16.   Governing Law.    The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Connecticut, applicable to contracts executed and performed in that State.

CROMPTON CORPORATION	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1. Election of Directors: 01 Robert A. Fox and 02 Robert L. Wood		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
to serve as Class II directors for a term expiring in 2008.			FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES	WITHHOLD AUTHORITY

2.  Approval of the 2005 Crompton Corporation Short-Term Incentive Plan to enable compensation paid under the Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

			☐	☐	☐
with exceptions noted	FOR ALL NOMINEES
☐	☐
(To withhold authority to vote for any individual nominee, write that
nominee’s name in the space provided below.)			FOR	AGAINST	ABSTAIN
		3. Approval of the selection by the Board of KPMG LLP as independent auditors for 2005.	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

NOTE: Signature should agree with name stenciled hereon. When signing as executor, administrator, trustee, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

  FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ck	OR	Telephone 1-866-540-5760	OR	Mail Mark, sign and date
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

CROMPTON CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting on April 26, 2005, at Sheraton Stamford Hotel,
2701 Summer Street, Stamford, Connecticut, 11:15 A.M.

The undersigned appoints ROBERT L. WOOD, LYNN A. SCHEFSKY and BARRY J. SHAINMAN or each of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Crompton Corporation that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Corporation to be held on Tuesday, April 26, 2005, at 11:15 a.m. and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement thereof, receipt of which is acknowledged.

This Proxy will be voted as directed, or where no direction is given, will be voted “FOR”  Proposals Nos. 1, 2 and 3. If any nominee for the Board of Directors named in the Proxy Statement is  unavailable to serve,this Proxy will be voted for such substitute nominee as may be recommended by the  Board of Directors. The Board of Directors is not aware of other matters to come before the meeting.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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QuickLinks

REPORT OF THE AUDIT COMMITTEE
Summary Compensation Table
Option Grants In Last Fiscal Year(1)
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
2005 CROMPTON CORPORATION SHORT-TERM INCENTIVE PLAN (effective January 1, 2005, subject to stockholder approval)